Exhibit 99.1

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release:

Ramoplanin Demonstrates High Activity Against Wide Array

of Isolates of C. difficile, Including Emerging Strains

— Data presented at 45th Interscience Conference on Antimicrobial Agents and Chemotherapy —

Washington, D.C., December 18, 2005 – Researchers at the 45th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) have presented new data today on the in vitro activity of several products and product candidates against strains of Clostridium difficile (C. difficile), including recently described epidemic strains that have shown increased virulence. The data are among the first to report the in vitro activity of these agents against the strains of C. difficile suspected of causing recent cases of severe C. difficile-associated disease (CDAD).

Oscient Pharmaceuticals’ (Nasdaq: OSCI) lead product candidate, Ramoplanin, a novel glycolipodepsipeptide antibiotic under development for the treatment of CDAD, was among the agents tested. The posters showed that Ramoplanin was highly active in vitro against all strains tested at concentrations below those clinically achievable in human trials and no resistance was observed.

“Several recent studies have documented the emergence of severe CDAD cases across North America and in Europe, demonstrating the urgent need for novel therapeutics for this epidemic,” stated Dale Gerding, M.D., Professor, Department of Medicine, Loyola University of Chicago Stritch School of Medicine, lead author on one of the posters and senior author of a recent New England Journal of Medicine article examining isolates from the virulent outbreaks of CDAD. “Our research examined C. difficile isolates from a broad international collection assembled during the past two decades. In our study, Ramoplanin was highly active against all of the isolates tested and holds potential as a promising treatment for CDAD.”

Dr. Gerding and colleagues tested over 100 distinct, clinical C. difficile isolates from varying geographies collected over 20 years and presented their findings in the poster, “In Vitro Activity of Ramoplanin, Rifalazil, Rifaximin, Metronidazole, and Vancomycin against 110 Unique Toxigenic Clostridium difficile Clinical Isolates” (Poster E-1439/164). Rifalazil and rifaximin were the most potent agents against the strains tested, but resistance to both agents in some isolates was observed. At an MIC90 of 0.5ug/ml, Ramoplanin was active against all isolates tested, including those strains associated with the recent outbreak of C. difficile and the isolates resistant to other agents.

In a separate poster entitled, “In Vitro Activities of 11 Antibiotics against Clostridium difficile Isolates Recovered in a Montreal Hospital During Two Different Periods” (Poster E-1436/161),

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Ramoplanin at ICAAC

December 18, 2005

Dr. A.C. Labbe and colleagues tested strains of C. difficile associated with a recent outbreak in Canada and demonstrated that Ramoplanin and rifampin exhibited the highest in vitro activity against the bacteria. Importantly, Ramoplanin maintained high activity (MIC90 0.25mg/L) against all the strains collected both prior to and during the epidemic in Canada.

“Based on Ramoplanin’s excellent in vitro activity against C. difficile, in conjunction with the favorable clinical response rates observed in our Phase II trial of Ramoplanin versus vancomycin, we believe that Ramoplanin may offer clinicians a much needed therapeutic alternative for this increasingly frequent and virulent disease,” stated Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals.

Taking place in Washington, D.C. from December 16-19, ICAAC is a major scientific conference sponsored by the American Society for Microbiology bringing together more than 12,000 scientists and researchers from around the globe to address the impact of infectious diseases.

About C. difficile-Associated Disease

C. difficile is a spore-forming bacterium known to cause diarrhea and colitis. In the past, C. difficile-associated disease has been mainly a concern in patients who have had recent antibiotic therapy and/or are hospitalized. In recent years, the incidence and severity of CDAD has increased and anecdotal cases are being reported where no antibiotic therapy or exposure to hospitals has occurred. Currently, it is estimated that 400,000-500,000 cases of CDAD occur each year in the U.S. The disease generates an estimated $1.1 billion in hospital health care costs annually in the U.S., and can prolong hospital stays by one to three days. Presently, vancomycin and metronidazole are used to treat CDAD, although only vancomycin is FDA-approved for such use.

About Ramoplanin

Oscient Pharmaceuticals’ Ramoplanin is an investigational new drug being studied for the treatment of Clostridium difficile-associated disease (CDAD). Existing preclinical data suggest Ramoplanin may have potential in controlling several antibiotic-resistant, Gram-positive bacteria such as vancomycin-resistant enterococci (VRE), methicillin-resistant Staphylococcus aureus and vancomycin-resistant Staphylococcus aureus. The antibiotic has also been shown to be bactericidal in vitro against Clostridium difficile. Because it is not absorbed systemically from the gastrointestinal (GI) tract following oral dosing and exerts its bactericidal activity in the GI tract, Ramoplanin represents a potential new method for managing certain pathogens commonly found in the hospital.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding Ramoplanin’s potential to be a therapeutic alternative

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Ramoplanin at ICAAC

December 18, 2005

for treatment of CDAD and other drug resistant pathogens. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates, disputes with the third parties from whom we license our products or product candidates, and problems relating to manufacturing and supply, and (ii) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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